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                                                                     Exhibit 5.4



                      (BASS, BERRY & SIMS PLC LETTERHEAD)




                                 April 28, 2003




Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215

         Re: Prospectus Supplement to Registration Statement on Form S-3 (Senior Notes and Guarantees)

Ladies and Gentlemen:

         We have acted as counsel to Corrections Corporation of America, a Maryland corporation (the "Company"), and the subsidiaries of the Company named in Schedule I hereto (the "Guarantors"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Prospectus Supplement (the "Prospectus Supplement") to the Company's Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended. The Prospectus Supplement relates to the issuance by the Company of up to $200,000,000 aggregate principal amount of its Senior Notes due 2011 (the "Notes") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the Notes.

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement;
(ii) the Indenture by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee") (the "Original Indenture") and proposed form of Supplemental Indenture pursuant to which the Notes and Guarantees are proposed to be issued (the Original Indenture, as supplemented by the Supplemental Indenture, is defined as the "Indenture"); (iii) the form of the Notes and Guarantees attached as an exhibit to the Indenture; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.





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Corrections Corporation of America
April 28, 2003
Page 2


         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon the certificates or comparable documents of officers and representatives of the Company and the Guarantors.

         Based on the foregoing and such other matters as we have deemed relevant, and relying on the opinions of Miles & Stockbridge, P.C., as to all matters of Maryland law, and of Sidley Austin Brown & Wood LLP, as to all matters of New York law, and subject to the qualifications stated herein, we are of the opinion that:

         Following the effectiveness of the Registration Statement, when the Supplemental Indenture and the Notes have been duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture, and issued and delivered as contemplated by the Indenture, and the Registration Statement and the Prospectus Supplement, the Notes and the Guarantees (when duly executed by the Guarantors) will constitute legal, valid and binding obligations of the Company and the Guarantors, as the case may be, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         We acknowledge that Sidley Austin Brown & Wood LLP will rely on the opinions set forth herein as to matters of Tennessee and Delaware law in giving certain opinions on the date hereof and we consent to that reliance. We hereby consent to the reference to our law firm in the Registration Statement and the Prospectus Supplement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                    Very truly yours,

                                                    /s/ Bass, Berry & Sims PLC

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                                   SCHEDULE I

                                   GUARANTORS

              Name                                               State of Incorporation
              ----                                               ----------------------
CCA of Tennessee, Inc.                                                 Tennessee

Prison Realty Management, Inc.                                         Tennessee

Technical and Business Institute of America, Inc.                      Tennessee

TransCor America, LLC                                                  Tennessee

CCA International, Inc.                                                Delaware

CCA Properties of America, LLC                                         Tennessee

CCA Properties of Arizona, LLC                                         Tennessee

CCA Properties of Tennessee, LLC                                       Tennessee

CCA Properties of Texas, L.P.                                          Delaware